Exhibit 99.1

PAVmed Launches Digital Health Company Veris Health Inc.

New subsidiary Veris acquires privately held oncology digital health company Oncodisc Inc.

Technologies include first intelligent implantable vascular access port with biologic sensors and wireless communication combined with remote oncology digital healthcare platform

NEW YORK, June 2, 2021 (GLOBE NEWSWIRE) — PAVmed Inc. (Nasdaq: PAVM, PAVMZ) (the “Company” or “PAVmed”), a highly differentiated, multi-product, commercial-stage medical technology company, today announced the launch of a new subsidiary, digital health company Veris Health Inc. (“Veris”), which acquired Oncodisc Inc. (“Oncodisc”), a digital health company with groundbreaking tools to improve personalized cancer care through remote patient monitoring.

Oncodisc was founded by experienced physician entrepreneurs, James Mitchell, M.D., who joins Veris as its full-time Chief Medical Officer, and Andrew Thoreson, M.D., who will serve as a Veris consultant. Oncodisc’s core technologies include the first intelligent implantable vascular access port with biologic sensors and wireless communication, combined with an oncologist-designed remote digital healthcare platform that provides patients and physicians with new tools to improve outcomes and optimize the delivery of cost-effective care through remote monitoring and data analytics.

“PAVmed is entering the rapidly expanding digital health sector at an exciting time, characterized by high-multiple IPO’s and M&A activity driven by dramatically increased utilization of telemedicine, remote patient monitoring and artificial intelligence, which collectively seek to establish new standards for data-driven optimized care,” said Lishan Aklog, M.D., PAVmed’s Chairman and Chief Executive Officer. “This acquisition is consistent with our commitment to identify and seize upon unique and timely opportunities to create value in any sector, as we did three years ago with Lucid in the diagnostics sector. We expect Veris to leverage strong synergies with the robust expanded infrastructure we built to support Lucid during this period.”

“I warmly welcome Drs. Mitchell and Thoreson to the PAVmed family,” Dr. Aklog added. “They have developed all the necessary elements to create the premier integrated digital healthcare platform for millions of cancer patients and their oncologists, representing an estimated $2 to 3 billion U.S. addressable market opportunity, based on established reimbursement codes and an attractive recurring revenue subscription model. The technology is also applicable to potentially even larger market opportunities in other conditions such as renal failure and heart failure. As with many digital health platforms, we have additional prospects for substantial value-creation through data monetization and biotherapeutic clinical trial support.”

“Over 80% of U.S. cancer care, including immunotherapy and chemotherapy, takes place in outpatient clinics, leaving patients unmonitored while at high risk of complications and hospitalizations, up to 50% of which can be avoided,” said James Mitchell, M.D., co-founder and Chief Executive Officer of Oncodisc, and now Chief Medical Officer of Veris. “Although we have solid published data demonstrating that remote monitoring of cancer patients reduces hospital utilization, improves outcomes including survival, and is well-reimbursed, current consumer-oriented tools have not succeeded due to limited data points and poor patient adherence. We are excited to join this impressive team and believe we have found in PAVmed the ideal partner, with a proven track record of success, to bring our technologies into the market for the benefit of patients.”

Oncodisc was founded in 2018 by Mitchell, a radiation-oncologist, and Thoreson, an interventional radiologist, who previously co-founded Redsmith, Inc., an interventional catheter company whose technology was acquired by C.R. Bard Inc., now BD Inc. (NYSE: BDX), in 2017. Oncodisc received a National Science Foundation (“NSF”) Small Business Innovation Research (“SBIR”) grant award to support its early work and completed both the MedTech Innovator Accelerator and UCSF Rosenman Institute Accelerator programs.

Its groundbreaking vascular access port contains biologic sensors capable of generating continuous data on key physiologic parameters known to predict adverse outcomes in cancer patients undergoing treatment. Wireless communication to the patient’s smartphone and its cloud-based digital healthcare platform efficiently and effectively delivers actionable real time data to patients and physicians. The technologies are the subject of multiple patent applications and one allowed patent awaiting final issuance. Veris is targeting FDA 510(k) clearance of the intelligent implantable vascular access port and launch of the remote digital healthcare platform for H2-2022.

The planned Veris business model seeks to generate 100% recurring revenue through oncology practice and hospital-based subscriptions. These entities would purchase seats on the platform and pay a monthly remote monitoring charge to drive revenues from remote patient monitoring and device implantation under existing CPT codes, as well as established CMS Oncology Care Model (OCM) bonuses and CMS Quality Reporting Program incentives. Veris also anticipates strong demand for its intelligent implantable vascular access port and remote monitoring platform from oncology biotherapeutic companies to support clinical trials of their novel immunotherapy and chemotherapy agents with continuous physiologic data and transformative analytics.

Veris inherits a world-class medical advisory board including oncologists from leading academic centers such as Harvard’s Dana Farber Cancer Institute, Stanford Medicine, University of California San Francisco, Cedars-Sinai Medical Center and Northwell Health.

PAVmed formed Veris Health Inc., a Delaware Corporation, as a wholly owned subsidiary, which in turn entered into a Stock Purchase Agreement to acquire 100% of the outstanding shares of Oncodisc Inc. from Oncodisc Holdings LLC, including all of Oncodisc’s intellectual property, hardware, and software assets. In exchange, PAVmed granted Oncodisc Holdings LLC a 19.6% equity interest in Veris and provided $155,250 in cash to pay off two Oncodisc convertible notes. No additional cash consideration or PAVmed stock consideration was provided. A Shareholder Agreement between the parties provides additional terms and conditions concerning certain regulatory and commercial milestones, anti-dilution protection and other customary provisions. PAVmed will manage Veris through a Management Services Agreement until such time that the Veris Board of Directors decides to engage a dedicated management team and will finance its operations through intercompany advances until Veris decides to raise its own capital. Mitchell and Thoreson have entered into employment and consulting agreements, respectively, which include stringent intellectual property assignment and non-compete provisions.

About PAVmed and Lucid

PAVmed Inc. is a highly differentiated, multi-product, commercial-stage medical technology company with a diversified product pipeline addressing unmet clinical needs encompassing a broad spectrum of clinical areas with attractive regulatory pathways and market opportunities. Its major subsidiary, Lucid Diagnostics Inc., markets the first and only commercial tools for widespread early detection of esophageal precancer and cancer – the EsoGuard® Esophageal DNA Test and EsoCheck® Esophageal Cell Collection Device. Its GI Health division also includes the complementary EsoCure™ Esophageal Ablation Device with Caldus™ Technology. Its Minimally Invasive Interventions markets its CarpX® Minimally Invasive Device for Carpal Tunnel Syndrome. Other divisions include Infusion Therapy (PortIO™ Implantable Intraosseous Vascular Access Device and NextFlo™ Intravenous Infusion Set), and Emerging Innovations (non-invasive laser-based glucose monitoring, pediatric ear tubes, and mechanical circulatory support). For more information, please visit www.pavmed.com, follow us on Twitter, connect with us on LinkedIn, and watch our videos on YouTube. For more information on our majority owned subsidiary, Lucid Diagnostics Inc., please visit www.luciddx.com, follow Lucid on Twitter, and connect with Lucid on LinkedIn. For detailed information on EsoGuard, please visit www.EsoGuard.com and follow us on Twitter, Facebook and Instagram.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of PAVmed’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of PAVmed’s common stock, Series W Warrants and Series Z Warrants; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required advance PAVmed’s products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from PAVmed’s preclinical studies; whether and when PAVmed’s products are cleared by regulatory authorities; market acceptance of PAVmed’s products once cleared and commercialized; our ability to raise additional funding and other competitive developments. PAVmed has not yet received clearance from the FDA or other regulatory body to market many of its products. The Company has been monitoring the COVID-19 pandemic and its impact on our business. The Company expects the significance of the COVID-19 pandemic, including the extent of its effect on the Company’s financial and operational results, to be dictated by, among other things, the success of efforts to contain it and the impact of actions taken in response. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond PAVmed’s control. For a further list and description of these and other important risks and uncertainties that may affect PAVmed’s future operations, see Part I, Item IA, “Risk Factors,” in PAVmed’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Report on Form 10-Q filed by PAVmed after its most recent Annual Report. PAVmed disclaims any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Contacts:

Investors

Mike Havrilla

Director of Investor Relations

(814) 241-4138

JMH@PAVmed.com

Media

Shaun O’Neil

Chief Commercial Officer

(518) 812-3087

SMO@PAVmed.com

Jim Heins / Katie Gallagher

LaVoieHealthScience

(646) 491-7042 / (617) 792-3937

PAVmed@lavoiehealthscience.com